Exhibit 10.3

AMENDED AND RESTATED CONSULTING AGREEMENT

THIS AMENDED AND RESTATED CONSULTING AGREEMENT (this “Agreement”), effective as of the 1st day of January 2019 (the “A&R Effective Date”) is by and between Eric Rowinsky, M.D., having an address set forth below (hereinafter referred to as “Consultant”) and Fortress Biotech, Inc., a Delaware corporation, having offices at 2 Gansevoort, 9th Floor, New York, NY 10014 (“Fortress”).

W I T N E S S E T H:

WHEREAS, Fortress and Advisor are party to that certain Consulting Agreement, dated as of September 21, 2010 (the “Original Consulting Agreement”) and desire to amend the Original Consulting Agreement to alter the payment and other provisions thereof;

WHEREAS, Fortress desires to engage Consultant to continue to provide certain advisory services on an independent contractor basis as described below, and Consultant wishes to continue to provide such services to Fortress; and

WHEREAS, Fortress and Consultant desire to establish and document the terms and conditions of such consulting relationship between them.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1. Term of Agreement. This Agreement shall remain in effect until terminated as provided in Section 9 below.

Section 2. Services. Fortress appoints Consultant and Consultant hereby accepts appointment as an independent contractor to perform consulting and advisory services as may be requested by Fortress and agreed to by Consultant (the “Services”).

Section 3. Compensation.

(a)   Fortress will pay Consultant $500 per hour (the “Fee”) for any amount of time Consultant spends performing the Services pursuant to the terms hereof; provided, however, that the Consultant shall not perform more than 500 hours in the aggregate pursuant to this Agreement without the prior written consent of Fortress.

(b)   Within thirty (30) days of performance of Services in a given month, Consultant will provide Fortress with an invoice setting forth the actual number of hours worked, activities undertaken, and itemization of all other reimbursable costs incurred. Such invoices shall be payable within thirty (30) days of receipt of the invoice and resolution of any issues concerning the invoice.

(c)   Upon termination of this Agreement for any reason, Fortress will pay the unpaid Fees that have accrued through the effective date of termination.

Section 4. Duties of Consultant. While engaged by Fortress, the Consultant agrees to abide by the following requirements in connection with the Services:

(a)   Consultant agrees to faithfully, diligently, competently, and to the best of his ability perform the Services, provided that Consultant will at all times retain sole and absolute discretion and judgment in the manner and means of carrying out the Services. Consultant will generally be able to perform the Services pursuant to any schedule, provided that the Services are completed within the time periods specified by Fortress, and Consultant will have no obligation to follow any particular sequence in performing the Services.

(b)   Consultant will be responsible for his expenses incurred in connection with the performance of the services described herein, including, without limitation, the costs and expenses of any insurance, office space, and supplies, as well as any applicable taxes, withholdings, contributions, fees or charges levied or required by any governmental entity as a result of Consultant’s performance of the Services, provided, however, that if Consultant is required to travel in order to perform the Services, Fortress will reimburse Consultant for such reasonable travel expenses incurred by Consultant provided that such expenses are approved in advance by the Chief Executive Officer of Fortress or his designee, and provided further that Consultant presents a detailed and itemized account of such expenses along with proper documentation as Fortress may request.

Section 5. Confidential Information and Inventions.

(a)   Consultant recognizes and acknowledges that in the course of his duties he is likely to receive confidential or proprietary information owned by Fortress, its affiliates or third parties with whom Fortress or any such affiliates has an obligation of confidentiality. Accordingly, during and after the term of this agreement, Consultant agrees to keep confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential Information (as defined below) owned by, or received by or on behalf of, Fortress or any of its affiliates. “Confidential Information” shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of Fortress or of any affiliate or client of Fortress. Consultant expressly acknowledges the proprietary status of the Confidential Information and that the Confidential Information constitutes a trade secret and/or protectable business interest of Fortress. Consultant agrees: (i) not to use any such Confidential Information for himself or others; (ii) not to take any Confidential Information or any Fortress material (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) from any of Fortress’s offices; and (iii) not to disclose or publish any Confidential Information, except as required in the performance of the Services or authorized by Fortress.

(b)   Consultant agrees to return immediately all Confidential Information in any for and all Fortress property (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) in his possession to Fortress upon request and in any event immediately upon termination of this Agreement.

(c)   Confidential Information shall not include any information that:

(i)    can be established, by written records, as already in Consultant’s possession or control prior to the date of disclosure by Fortress;

(ii)   was or becomes generally available to the public other than as a result of a disclosure by Consultant by reason of any default with respect to a confidentiality obligation under this Agreement or otherwise between the parties; or

(iii)  becomes available to Consultant from a source other than Fortress, its agents, consultants or representatives, provided that such source is not prohibited from disclosing such information by any confidentiality agreement or other contractual, legal or fiduciary obligation of nondisclosure.

(d)   The restrictions in Section 5(b) above will not apply to any information to the extent that Consultant is required to disclose such information by law, provided that Consultant (i) notifies Fortress in writing of the existence and terms of such obligation, (ii) gives Fortress a reasonable opportunity to seek a protective or similar order to prevent or limit such disclosure, and (iii) only discloses that information actually required to be disclosed.

(e)   The Consultant agrees that all inventions, discoveries, improvements and patentable or copyrightable works (“Inventions”) initiated, conceived or made by him, either alone or in conjunction with others, made while performing the Services, shall be the sole property of Fortress to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be “works made for hire” as that term is defined in the United States Copyright Act (17 U.S.C. Section 101). Fortress shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. The Consultant hereby assigns to Fortress all right, title and interest he may have or acquire in all such Inventions. The Consultant further agrees to assist Fortress in every proper way (but at Fortress’s expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Consultant will execute all documents necessary:

(i)    to apply for, obtain and vest in the name of Fortress alone (unless Fortress otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(ii)   to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

(f)    Consultant agrees that any breach of this Section 5 by Consultant would cause irreparable damage to Fortress, and that monetary damages alone would not be adequate to repair such harm. In the event of such breach or threatened breach, Fortress shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of Consultant’s obligations under this Section. In the event that an actual proceeding is brought in equity to enforce this Section, Consultant shall not urge as a defense that there is an adequate remedy at law nor shall Fortress be prevented from seeking any other remedies which may be available to it.

(g)   The provisions of this Section 5 shall survive any termination of this Agreement.

(h)   Consultant is hereby notified that pursuant to the Defend Trade Secrets Act of 2016, an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

Section 6. Insider Trading. Consultant recognizes that in the course of his duties hereunder, Consultant may receive from Fortress or others information that may be considered "material, nonpublic information" concerning a public company that is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended. Consultant agrees NOT to:

(a)   buy or sell any security, option, bond or warrant of Fortress or any of its affiliated companies while in possession of relevant material, nonpublic information received from Fortress or others in connection herewith;

(b)   provide Fortress with information with respect to any public company that may be considered material, nonpublic information; or

(c)   provide any person with material, nonpublic information, received from Fortress, including any relative, associate, or other individual who intends to, or may, (i) trade securities with respect to Fortress or any of its affiliated companies which is the subject of such information, or (ii) otherwise directly or indirectly benefit from such information.

Section 7. Representations and Warranties of Consultant.

(a)   Neither the execution or delivery of this Agreement nor the performance by Consultant of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which Consultant is a party or by which he is bound.

(b)   Consultant has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Consultant enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for Consultant to execute and deliver this Agreement or perform his duties and other obligations hereunder.

Section 8. Consultant not an Employee. Fortress and Consultant hereby acknowledge and agree that Consultant shall perform the services hereunder as an independent contractor and not as an employee or agent of Fortress or any Fortress affiliate. Consultant is not to represent that he is an employee of Fortress or any Fortress affiliate under any circumstance. In addition, nothing in this Agreement shall be construed as establishing any joint venture, partnership or other business relationship between the parties hereto or representing any commitment by either party to enter into any other agreement by implication or otherwise except as specifically stated herein. Consultant shall have no authority, express or implied, to bind Fortress or any Fortress affiliate to any agreement, contract, or other commitment. Consultant will not be an employee of Fortress for any purpose, including for purposes of the Fair Labor Standards Act’s minimum wage and overtime provisions, nor any other provision of federal, state, or local law applicable to employees. Further, Consultant understands and agrees that he will not be entitled to any employment benefits that may be made available by Fortress to its employees, including but not limited to vacation pay, sick leave, retirement benefits, social security, workers’ compensation, health or disability benefits, and unemployment insurance benefits. Consultant will be solely responsible for all taxes, withholding and other similar statutory obligations. Consultant further understands and agrees that this Agreement is entered into by Fortress on a non-exclusive basis and that Fortress and its affiliates remain free to deal with others and retain other consultants, agents, employees, brokers, finders, etc. in the same or similar capacity as Consultant has been retained at any time at their own option.

Section 9. Termination.

(a)   This Agreement may be terminated by Consultant or Fortress upon three (3) days’ prior written notice. Immediately upon receipt of such notice from Fortress, Consultant shall institute such termination procedures as may be specified in the notice and shall use his best efforts to minimize the cost to Fortress resulting from such termination. In the event of such termination, Fortress shall pay to Consultant reasonable charges for the work performed and expenses incurred up to the notice of termination.

(b)   Upon termination, Consultant will provide Fortress with a report detailing the work product and results of the work performed under the Agreement.

(c)   Termination of this Agreement shall not relieve either party of any obligation to the other in respect of any other provisions of this Agreement which by their nature are intended to survive termination.

(d)   Any Confidential Disclosure Agreements (“CDAs”) signed between Fortress and Consultant shall remain in effect beyond the termination of this Agreement.

Section 10. Miscellaneous.

(a)   Severability of Provisions. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

(b)   Entire Agreement; Modification; Amendment and Restatement. This Agreement is the entire agreement of the parties relating to the subject matter hereof and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto. This Agreement amends, restates, supersedes and replaces the Original Consulting Agreement in its entirety; as of the A&R Effective Date, the Original Consulting Agreement, including for the avoidance of doubt and without limitation any termination fees or guarantees that appeared therein, shall have no further force or effect. The Parties acknowledge that all payments owing and payable under the Original Consulting Agreement have, as of the date of full execution hereof, been paid and satisfied in full.

(c)   Binding Effect. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, Fortress, its successors and assigns, and upon Consultant and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of Consultant’s obligations hereunder may not be transferred or assigned by Consultant without the prior written consent of Fortress, and any such purported transfer or assignment shall be null and void ab initio.

(d)   Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto and their successors and permitted assigns and is not intended to confer upon any other person or entity any rights or remedies hereunder.

(e)   Non-Waiver. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

(f)    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to such State’s principles of conflict of laws. The parties hereby submit to the exclusive jurisdiction of the state and federal courts sitting within the City, County and State of New York for any disputes arising out of this Agreement.

(g)   Headings. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

(h)   Gender and Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Additionally, unless the context requires otherwise, “or” is not exclusive.

(i)	Notices. Any notice given pursuant to this Agreement will be written and sent to:

Fortress:	Consultant :

Fortress Biotech, Inc.	Eric Rowinsky, M.D.
Attn: Legal	215 E 73rd Street
2 Gansevoort, 9th Floor	New York, NY 10021
New York, NY 10014

Fortress Invoices to be sent to:

Fortress Biotech, Inc.

Attn: Accounts Payable

95 Sawyer Road, Suite 110

Waltham, MA 02453

Email: ap@fortressbiotech.com

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by proper person thereunto duly authorized as of the date first above written.

FORTRESS BIOTECH, INC.

By:
Name: Lindsay A. Rosenwald, M.D.
Title: President & CEO

Eric Rowinsky, M.D.